Exhibit 31.1

CERTIFICATIONS

I, Joseph Moscato, certify that:

1. I have reviewed this annual report on Form 10-K/A of Generex Biotechnology Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 10th, 2020

/s/ Joseph Moscato
Joseph Moscato President & Chief Executive Officer